UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 24, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 24, 2006, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE 2005 YEAR-END EARNINGS ON TUESDAY, JANUARY 31, 2006

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) announced that its 2005 year-end earnings will be released on January 30, 2006, after market close. The Company will also conduct an audio webcast and teleconference call to review its year-end earnings on Tuesday, January 31, 2006, at 12:00 noon EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (866) 800-8651, pass code: 88823245 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through February 14, 2006, by dialing (888) 286-8010, pass code: 37668036.

Representing management will be Robert F. Clarke, chairman, president and chief executive officer, Hawaiian Electric Industries, Inc.; T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; Constance H. Lau, president and chief executive officer, American Savings Bank, F.S.B.; and Eric K. Yeaman, financial vice president, treasurer and chief financial officer, Hawaiian Electric Industries, Inc.

HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: January 24, 2006	Financial Vice President (Principal Financial Officer of HECO) Date: January 24, 2006